UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2005

DYNTEK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-11568	95-4228470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

19700 Fairchild Road, Suite 230, Irvine, California   92612

(Address of principal executive offices)

(949) 271-6700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                             Entry into a Material Definitive Agreement

Sale and Issuance of Secured Promissory Notes and Warrants Pursuant to Note Purchase Agreement

On October 26, 2005, DynTek entered into a Note Purchase Agreement (the “Purchase Agreement”), whereby it obtained an aggregate loan of $2,500,000 pursuant to two Secured Promissory Notes (the “Notes”) each in the original principal amount of $1,250,000.  The Notes bear interest at a rate of 12% per annum until March 1, 2006, 14% per annum from March 1, 2006 until April 1, 2006, 16% per annum from April 1, 2006 until May 1, 2006, 18% per annum from May 1, 2006 until June 1, 2006, and 20% per annum from June 1, 2006 until they are due and payable on December 31, 2006.  Payment of all principal and interest under the Notes, as well as performance of the obligations of DynTek and DynTek Services, Inc., its wholly-owned subsidiary are secured by a perfected security interest under a Security and Pledge Agreement (the “Security Agreement”) entered into on October 26, 2005, between the holders of the Notes and DynTek.  The Security Agreement grants the holders a lien to substantially all assets of DynTek, which lien is subordinated to the perfected security interests held by existing secured lenders.

In connection with the issuance of the Notes, DynTek issued warrants to purchase shares of its common stock (the “Warrants”).  The Warrants are exercisable for an aggregate 1,000,000 shares of its common stock at an exercise price equal to the greater of $0.10 per share or the price per share at which common stock is sold in any rights offering to record holders of its common stock.  The Warrants expire on October 26, 2015.

Under the terms of the Purchase Agreement, DynTek is required to redeem the Notes with principal and accrued interest upon the earlier of (i) December 31, 2006, the stated maturity date of the Notes; (ii) an event of default, or (iii) the closing of a rights offering to record holders of DynTek’s common stock in an aggregate amount of $15,000,000 or more.  An event of default includes (i) the failure to pay any installment of principal or interest due on any of the Notes within five (5) days of when due, (ii) the discovery of an incorrect material representation in the Purchase or Security Agreements, (iii) the failure to perform or observe any other material term in the Purchase Agreement, the Security Agreement, the Notes, or the Warrants within ten (10) business days of written notice, (iv) failure to pay any indebtedness in excess of $100,000 where such failure results in acceleration of that debt, (v) an admission of inability to repay debts or proceedings under applicable bankruptcy law, or (vi) any levy against a substantial part of the property of DynTek that is not released or fully bonded within sixty (60) days after such levy.

DynTek paid a commitment fee equal to $125,000 in the aggregate, which amount was evenly split between the purchasers of the Notes and paid approximately $24,000 as reimbursement for those investors’ legal and due diligence fees and expenses.

The foregoing description of the Purchase Agreement, the Notes, the Security Agreement, and the Warrants does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which will be filed as exhibits to DynTek’s periodic reports.

Amendment to the Laurus Note and Warrant

Background

On November 14, 2004, DynTek issued an Amended and Restated Secured Convertible Term Note (the “Laurus Note”) to Laurus Master Fund, Ltd. (“Laurus”) for an aggregate principal amount of $6,649,999, pursuant to which DynTek is obligated to make monthly principal payments beginning on December 1, 2005 (the “First Amortization Date”) and ending on January 30, 2007 (the “Maturity Date”), on which date the aggregate principal amount of the Laurus Note plus any accrued interest is required to have been paid in full.  In connection with the issuance of the Laurus Note, DynTek issued Laurus a five-year

Amended and Restated Warrant (the “Laurus Warrant”) to purchase 1,046,150 shares of DynTek common stock, exercisable at $0.65 per share.

Amendment

Pursuant to an Agreement to Amend the Amended and Restated Secured Convertible Term Note and Common Stock Purchase Warrant, entered into on October 26, 2005, Laurus agreed to defer the First Amortization Date and Maturity Date under the Laurus Note each by three (3) months.  Accordingly, the First Amortization Date and start of monthly principal payments will now occur on March 1, 2006 and the Maturity Date is now extended to April 30, 2007.

In exchange for the deferral under the Laurus Note, DynTek amended the Laurus Warrant to reduce the exercise price to $0.25 per share.

The foregoing description of the Agreement to Amend the Amended and Restated Secured Convertible Term Note and Common Stock Purchase Warrant does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which will be filed as an exhibit to DynTek’s periodic reports.

Amendment to the 9% Senior Subordinated Notes and Related Agreements

Background

On October 15, 2004, DynTek issued 9% Senior Subordinated Convertible Notes (the “9% Notes”) to certain investors (the “9% Note Holders”) for an aggregate principal amount of $4,500,000 and bearing 9% interest per annum with a maturity of three (3) years.  As issued, the 9% Notes were convertible into shares of DynTek common stock at a conversion price of $0.65 per share, subject to certain adjustments.  As of October 31, 2005, $3.35 million of principal under the 9% Notes remained outstanding.  In connection with the issuance of the 9% Notes, DynTek issued warrants to purchase 3,461,538 shares of its common stock exercisable at $0.7475 per share (the “9% Warrants”).  In addition, DynTek entered into a Registration Rights Agreement (the “Registration Agreement”) obligating DynTek to register for resale the shares of its common stock issuable upon the conversion of the 9% Notes and the exercise of the associated 9% Warrants.

Amendment

On October 26, 2005, DynTek amended and restated the 9% Notes representing a majority of the outstanding principal (the “Amended Notes”) to defer the start of monthly principal payments until January 1, 2007, but without changing the maturity date.

In exchange for deferral of principal payments under the 9% Notes, DynTek (i) reduced the conversion price under the Amended Notes to $0.22 per share, (ii) amended the 9% Warrants to reduce the exercise price to $0.22 per share (the “Amended Warrants”) and (iii) increased the number of shares exercisable under the 9% Warrants by an aggregate of 5,251,101 shares.  In connection with the Amended Notes, DynTek agreed to amend warrants held by Centrecourt Asset Management and its affiliated funds, to reduce the exercise price of such warrants to $0.22 per share.

The Registration Agreement was amended to provide for mandatory registration of common stock issuable upon conversion of the Amended Notes and exercise of the Amended Warrants.  The amendment gives holders of the Amended Notes the right to request registration in the event that DynTek fails to file a registration statement by December 15, 2005.

The foregoing description of the Amended Notes and Amended Warrants does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which will be filed as exhibits to DynTek’s periodic reports.

Item 3.02                                           Unregistered Sales of Equity Securities

The information set forth on Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02 with respect to the agreements to issue equity securities described therein.  In connection with the securities issued or issuable in connection with Item 1.01, DynTek relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  The purchasers of the amended notes and warrants are accredited investors as defined in Rule 501 of Regulation D and they had access to all material information about DynTek.  Each purchaser represented its intention to acquire the amended notes and warrants it was to purchase for investment only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNTEK, INC.

Date: October 31, 2005	By:	/s/ Robert I. Webber
Robert I. Webber
President and Chief Financial Officer